Exhibit 10.8

BANKRATE, INC.
AMENDED AND RESTATED
1999 EQUITY COMPENSATION PLAN

(Restated through May 15, 2007)

The purpose of the Bankrate, Inc Equity Compensation Plan (the “Plan”) is to provide (i) designated employees (including employees who are also officers or directors) of Bankrate, Inc (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

1.  Administration

(a)  Board. The Plan may be administered and interpreted by the Board or by a committee appointed by the Board. If the Company has an initial public offering of its stock (a “Public Offering”), the Plan shall thereafter be administered and interpreted by a committee consisting of two or more persons appointed by the Board, all of whom may be “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything in the Plan to the contrary, the Board may ratify or approve any grants made to non-employee directors. If a committee is appointed, all references in the Plan to the “Board,” as they relate to administration of the Plan, shall be deemed to refer to the committee, except to the extent that the Board approves or ratifies grants.

(b)  Board Authority. The Board shall have the sole authority to (1) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) determine the terms of any applicable noncompetition or other agreements relating to grants, and (v) deal with any other matters arising under the Plan.

(c)  Board Determinations. The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board’s interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.  Grants

Awards wider the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”) or restricted stock as described in Section 6 (Restricted Stock”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument (the “Grant Instrument”) or an amendment to the Grant Instrument. The Board shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.  Shares Subject to the Plan

(a)  Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 3,500,000 shares. If a Public Offering occurs, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 750,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

(b)  Adjustments. If there is any (i) capital contribution without the issuance of additional shares of Company Stock or (ii) change in the number or kind of shares of Company Stock outstanding (w) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (x) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (y) by reason of a reclassification or change in par value, or (z) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants shall be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made to an Incentive Stock Option pursuant to this Section to the extent that such authority or adjustment would cause the Incentive Stock Option to fail to comply with section 422 of the Code.

4.  Eligibility for Participation

(a)  Eligible Persons. All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services to the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

(b)  Selection of Grantees. The Board shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

5.  Granting of Options

(a)  Number of Shares. The Board shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)  Type of Option and Price.

(i)  The Board may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)  The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Board and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(iii)  If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Board.

(c)  Option Term. The Board shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d)  Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board and specified in the Grant Instrument or an amendment to the Grant Instrument. The Board may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)  Termination of Employment, Disability or Death.

(i)  Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. Notwithstanding the provisions of this Section 5(e) to the contrary, at the option of the Board, or Compensation Committee, at the time of a grant of an Option, such Board or Compensation Committee may determine to waive expressly in writing the termination provisions set forth in this Section 5(e), in which case. the Option shall not terminate until the end of the option terra(or such earlier date as designated by the Board or the Committee). In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than a “disability”, death, or “termination for cause”, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term, Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(ii)  In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a “termination for cause” by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company.

(iii)  In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is “disabled”, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(iv)  If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed, or provide service, on account of a termination of employment specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(v)  For purposes of this Section 5(e) and Section 6:

(A)  The term “Company” shall mean the Company and its parent and subsidiary corporations.

(B)  “Employed by, or providing service to, the Company” shall mean employment as an Employee or the provision of services to the Company or a subsidiary as a Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Board determines otherwise.

(C)  “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code.

(D)  “Termination for cause” shall mean, except to the extent specified otherwise by the Board, a finding by the Board that the Grantee has breached his or her employment or service contract with the Company or any noncompetition agreement, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In the event a Grantee’s employment is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

(f)  Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Board (x) in cash, (y) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Board may approve, including, after a Public Offering, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

(g)  Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code). If and to the extent that an Option designated as an Incentive Stock Option fails so to qualify under the Code, the Option shall remain outstanding according to its terms as a Nonqualified Stock Option.

6.  Restricted Stock Grants

The Board may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Stock, upon such terms as the Board deems appropriate. The following provisions are applicable to Restricted Stock:

(a)  General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Board. The Board may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Board deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)  Number of Shares. The Board shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

(c)  Requirement of Employment. If the Grantee ceases to be employed by, or perform service to, the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)  Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 8(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

(e)  Right to Vote and Receive Dividends. Unless the Board determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

(f)  Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

7.  Withholding of Taxes

(a)  Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving shares in connection with Grants to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)  Election to Withhold Shares. If the Board so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to an Option or Restricted Stock by having shares withheld up to an amount that does not exceed the Grantee’s applicable tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Board and shall be subject to the prior approval of the Board.

8.  Transferability of Grants

(a)  Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Board, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)  Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Board may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Board may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

9.  Right of First Refusal

(a)  Offer. Prior to a Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Company Stock distributed to him under this Plan, the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (a) the name of the proposed transferee of the Company Stock; (b) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (c) the proposed price; (d) all other terms of the proposed transfer; and (e) a written copy of the proposed offer. Within 60 days after receipt of such notice, the Company shall have the option to purchase all or part of such Company Stock at the then current Fair Market Value (as defined in Section 5(b)) and may pay such price in installments over a period not to exceed four years, at the discretion of the Board.

(b)  Sale. In the event the Company (or a shareholder, as described below) does not exercise the option to purchase Company Stock, as provided above, the individual shall have the right to sell, encumber, or otherwise dispose of his or her shares of Company Stock on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 15 days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

(c)  Pass Through of Rights. The Board, in its sole discretion, may waive the Company’s right of first refusal pursuant to this Section 9 and the Company’s repurchase right pursuant to Section 10 below. If the Company’s right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, pass through such right to the remaining shareholders of the Company in the same proportion that each shareholder’s stock ownership bears to the stock ownership of all the shareholders of the Company, as determined by the Board. To the extent that a shareholder has been given such right and does not purchase his or her allotment, the other shareholders shall have the right to purchase such allotment on the same basis.

(d)  Public Offering. If a Public Offering occurs, the Company shall have no further right to purchase shares of Company Stock under this Section 9 and Section 10 below, and its limitations shall be null and void.

(e)  Shareholder’s Agreement. Notwithstanding the foregoing, the Board may require that a Grantee execute a shareholder’s agreement, with such terms as the Board deems appropriate, with respect to any Company Stock distributed pursuant to this Plan, in which case the provisions of this Section 9 and Section 10 below shall not apply to such Company Stock.

10.  Purchase by the Company

Prior to a Public Offering, if a Grantee ceases to be employed by the Company, the Company shall have the right to purchase all or part of any Company Stock distributed to the Grantee under this Plan at its then current Fair Market Value (as defined in Section 5(b)); provided, however, that such repurchase shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment.

11.  Change of Control of Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a person who is a shareholder of the Company as of the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; or

(b)  The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

12.  Consequences of a Change of Control

(a)  Notice and Acceleration. Upon a Change of Control, unless the Board determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse.

(b)  Assumption of Grants. In addition, upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation. Any replacement options shall entitle the Grantee to receive the same amount and type of securities as the Grantee would have received as a result of the Change of Control had the Grantee exercised the Options immediately prior to the Change of Control.

(c)  Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Board may take one or both of the following actions: the Board may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify.

(d)  Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Board shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

13.  Requirements for Issuance or Transfer of Shares

(a)  Shareholder’s Agreement. The Board may require that a Grantee execute a shareholder’s agreement, with such terms as the Board deems appropriate, with respect to any Company Stock distributed pursuant to this Plan.

(b)  Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

14.  Amendment and Termination of the Plan

(a)  Amendment. The Board may amend or terminate the Plan at any time; provided, however, that, if a Public Offering occurs, the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code and if Section 162(m) is applicable to the Plan.

(b)  Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c)  Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts under Section 20(b). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)  Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

15.  Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

16.  Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

17.  No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18.  Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

19.  Effective Date of the Plan.

(a)  Effective Date. Subject to the approval of the Company’s shareholders, the Plan shall be effective on March 10, 1999.

(b)  Public Offering. The provisions of the Plan that refer to a Public Offering, or that refer to, or are applicable to persons subject to, section 16 of the Exchange Act or section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Company Stock under section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

20.  Miscellaneous

(a)  Grants in Connection with Corporate Transactions and Otherwise

Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Board may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, The Board shall prescribe the provisions of the substitute grants.

(b)  Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, after a Public Offering, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act, The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

(c)  Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Florida.